ACCORD AND SATISFACTION AGREEMENT


                             by and among


                            Seragen, Inc.
                       Seragen Technology, Inc.


                                 and


                    Trustees of Boston University
                             Seragen LLC
                   Marathon Biopharmaceuticals, LLC
                  United States Surgical Corporation
                            Leon C. Hirsch
                            Turi Josefsen
                 Gerald S. J. and Loretta P. Cassidy
                            Reed R. Prior
                        Jean C. Nichols, Ph.D.
                          Elizabeth C. Chen
                           Robert W. Crane
               Shoreline Pacific Institutional Finance
                         Lehman Brothers Inc.
              520 Commonwealth Avenue Real Estate Corp.
                           660 Corporation



                       Dated as of May 11, 1998

                          TABLE OF CONTENTS


RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     PARTIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     THE MERGER AGREEMENT  . . . . . . . . . . . . . . . . . . . . . 3
     CLAIMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
          Series B Shares  . . . . . . . . . . . . . . . . . . . . . 4
          Series C Shares  . . . . . . . . . . . . . . . . . . . . . 5
          Warrants . . . . . . . . . . . . . . . . . . . . . . . . . 6
          Service Agreement  . . . . . . . . . . . . . . . . . . . . 7
          USSC Evaluation License  . . . . . . . . . . . . . . . . . 8
          Executive Compensation . . . . . . . . . . . . . . . . . . 8
          Shoreline  . . . . . . . . . . . . . . . . . . . . . . . .10
          Lehman . . . . . . . . . . . . . . . . . . . . . . . . . .11

SECTION 1 -- SATISFACTION OF CLAIMS  . . . . . . . . . . . . . . . .11

     1.1  Satisfaction of Claims Related to Series B Stock . . . . .11
     1.2  Satisfaction of Claims Related to Series C Stock . . . . .11
     1.3  Satisfaction of Warrant Claims . . . . . . . . . . . . . .12
     1.4  Satisfaction of Technology Agreement Claims  . . . . . . .12
     1.5  Satisfaction of Service Agreement Claims . . . . . . . . .12
     1.6  Satisfaction of USSC Evaluation License Claims . . . . . .13
     1.7  Satisfaction of Executive Compensation Claims  . . . . . .13
     1.8  Satisfaction of Shoreline Claims . . . . . . . . . . . . .13
     1.9  Satisfaction of Lehman Claims  . . . . . . . . . . . . . .14

SECTION 2 -- RELEASE . . . . . . . . . . . . . . . . . . . . . . . .14

     2.1  Release of Seragen and STI . . . . . . . . . . . . . . . .14
     2.2  Effectiveness of Release . . . . . . . . . . . . . . . . .15
     2.3  Survival of Release  . . . . . . . . . . . . . . . . . . .15

SECTION 3 -- TERM  . . . . . . . . . . . . . . . . . . . . . . . . .15

     3.1  Term . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     3.2  Termination  . . . . . . . . . . . . . . . . . . . . . . .15
     3.3  Effect of Termination  . . . . . . . . . . . . . . . . . .15

SECTION 4 -- FORBEARANCE . . . . . . . . . . . . . . . . . . . . . .16

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                                    - ii -
SECTION 5 -- REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . .16

     5.1  Mutual Representations and Warranties  . . . . . . . . . .16
     5.2  Representations and Warranties of Seragen and STI  . . . .17
     5.3  Representations and Warranties of Boston University,
          BU Holding, Marathon, USSC, Shoreline and Lehman . . . . .18
     5.4  Representations and Warranties of Hirsch,
          Josefsen, the Cassidys, Prior, Nichols, Chen and Crane . .19

SECTION 6 -- CERTAIN COVENANTS . . . . . . . . . . . . . . . . . . .20

     6.1  Non-Interference . . . . . . . . . . . . . . . . . . . . .20
     6.2  Amendments to Merger Agreement . . . . . . . . . . . . . .20
     6.3  Assignments of Claims  . . . . . . . . . . . . . . . . . .20

SECTION 7 -- NO ADMISSION  . . . . . . . . . . . . . . . . . . . . .21

SECTION 8 -- COMPLIANCE WITH AGREEMENTS. . . . . . . . . . . . . . .21

     8.1  Representations and Warranties in Marathon Agreement . . .21
     8.2  Compliance with Marathon Agreement . . . . . . . . . . . .21

SECTION 9 -- INDEMNIFICATION OF MARATHON, 520 COMMONWEALTH
            AND 660 CORP . . . . . . . . . . . . . . . . . . . . . .21

SECTION 10 -- ARBITRATION  . . . . . . . . . . . . . . . . . . . . .22

     10.1 Arbitration  . . . . . . . . . . . . . . . . . . . . . . .22
     10.2 Injunctive Relief  . . . . . . . . . . . . . . . . . . . .22

SECTION 11 -- FURTHER ASSURANCES . . . . . . . . . . . . . . . . . .22

SECTION 12 -- MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . .23

     12.1 Entire Agreement . . . . . . . . . . . . . . . . . . . . .23
     12.2 Modification . . . . . . . . . . . . . . . . . . . . . . .23
     12.3 Governing Law  . . . . . . . . . . . . . . . . . . . . . .23
     12.4 Delay of No Effect . . . . . . . . . . . . . . . . . . . .23
     12.5 Attorneys Fees and Other Costs . . . . . . . . . . . . . .23
     12.6 No Third-Party Beneficiary . . . . . . . . . . . . . . . .23
     12.7 Binding Effect . . . . . . . . . . . . . . . . . . . . . .23
     12.8 Assignment . . . . . . . . . . . . . . . . . . . . . . . .24

                                    - iii -
     12.9 Counterparts . . . . . . . . . . . . . . . . . . . . . . .24
     12.10     Signatures  . . . . . . . . . . . . . . . . . . . . .24
     12.11     Headings  . . . . . . . . . . . . . . . . . . . . . .24
     12.12     Inconsistent Provisions . . . . . . . . . . . . . . .24
     12.13     No Party Deemed Drafter . . . . . . . . . . . . . . .24
     12.14     Notices . . . . . . . . . . . . . . . . . . . . . . .24
     12.15 Incorporation of Recitals . . . . . . . . . . . . . . . .29

                     ACCORD AND SATISFACTION AGREEMENT


          This Accord and Satisfaction Agreement (the "Agreement") is made and entered into as of May 11, 1998 by and among

SERAGEN, INC. ("Seragen") and SERAGEN TECHNOLOGY, INC., ("STI"), as parties of the first part,

TRUSTEES OF BOSTON UNIVERSITY ("Boston University"); SERAGEN LLC ("BU Holding"); MARATHON BIOPHARMACEUTICALS, LLC ("Marathon"); UNITED STATES SURGICAL CORPORATION ("USSC"); LEON C. HIRSCH ("Hirsch"); TURI JOSEFSEN ("Josefsen"); GERALD S.J. AND LORETTA P. CASSIDY (the "Cassidys"); REED R. PRIOR ("Prior"); JEAN C. NICHOLS, PH.D. ("Nichols"); ELIZABETH C. CHEN ("Chen"); ROBERT W. CRANE ("Crane"); SHORELINE PACIFIC INSTITUTIONAL FINANCE ("Shoreline"); and LEHMAN BROTHERS INC. ("Lehman"; Boston University, BU Holding, Marathon, USSC, Hirsch, Josefsen, the Cassidys, Prior, Nichols, Chen, Crane, Shoreline and Lehman, collectively, the "Third Parties"), as parties of the second part, and

520 COMMONWEALTH AVENUE REAL ESTATE CORP. ("520 Commonwealth") and 660 CORPORATION ("660 Corp"), as parties of the third part.

The Seragen, STI, the Third Parties, 520 Commonwealth, and 660 Corp are hereinafter referred to collectively as the "parties."


                                RECITALS
                                PARTIES

          A. Seragen is a Delaware corporation with a principal place of business at 97 South Street, Hopkinton, Massachusetts 01748. STI is a Delaware corporation with a principal place of business at 97 South Street, Hopkinton, Massachusetts 10748, and is a subsidiary of Seragen.

          B. Boston University is a Massachusetts not-for-profit corporation having a principal place of business at 881 Commonwealth Avenue, Boston, Massachusetts 02215.

          C. BU Holding is a Massachusetts limited liability company having a principal place of business at 147 Bay State Road, Boston, Massachusetts 02115. BU Holding is an indirect wholly-owned subsidiary of Boston University.

          D. Marathon is a Massachusetts limited liability company having a principal place of business at 97 South Street, Hopkinton, Massachusetts 01748. Marathon is an indirect wholly-owned subsidiary of Boston University.


          E. USSC is a Delaware corporation having a principal place of business at 150 Glover Avenue, Norwalk, Connecticut 06856.

          F. Hirsch is an individual having an address at c/o United States Surgical Corporation, 150 Glover Avenue, Norwalk, Connecticut 06856.

          G. Josefsen is an individual having an address at c/o United States Surgical Corporation, 150 Glover Avenue, Norwalk, Connecticut 06856.

          H. The Cassidys are individuals having an address at 700 13th Street, N.W., Washington, D.C. 20005.

          I. Prior is an individual having an address at c/o Seragen, Inc., 97 South Street, Hopkinton, MA 01748.

          J. Nichols is an individual having an address at c/o Seragen, Inc., 97 South Street, Hopkinton, MA 01748.

          K. Chen is an individual having an address at c/o Seragen, Inc., 97 South Street, Hopkinton, MA 01748.

          L. Crane is an individual having an address at c/o Seragen, Inc., 97 South Street, Hopkinton, MA 01748.

          M. Shoreline is a California sole proprietorship having a principal place of business at 3 Harbor Drive, Suite 311, Sausalito, California 94065.

          N. Lehman is a Delaware corporation having a principal place of business at 3 World Financial Center, New York, New York 10285-1700.

          O. 520 Commonwealth is a Massachusetts corporation having a principal place of business at 881 Commonwealth Avenue, Boston, Massachusetts 02215.

          P. 660 Corp is a Massachusetts corporation having a principal place of business at 881 Commonwealth Avenue, Boston, Massachusetts 02215.

                           THE MERGER AGREEMENT

          Q. Seragen and LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation with a principal place of business at 10275 Science Center Drive, San Diego, California 92121 ("Ligand") have negotiated an agreement, of even date herewith (the "Merger Agreement"), providing for the merger of Seragen with and into KNIGHT ACQUISITION CORPORATION, a Delaware corporation having a principal place of business at 10275 Science Center Drive, San Diego, California 92121 ("Merger Sub"), on the terms and for the consideration and under the conditions set forth in the Merger Agreement (the "Merger Transaction"). The Merger Agreement provides for the payment of certain "Closing Consideration" (as defined in the Merger Agreement) and "Milestone Consideration" (as defined in the Merger Agreement; the Closing Consideration and the Milestone Consideration, together, the "Merger Consideration"). The Merger Agreement is attached to this Agreement as Exhibit A.

          R. Marathon, 520 Commonwealth, and 660 Corp (collectively, the "BU Parties") and Ligand have negotiated an agreement, of even date herewith (the "Marathon Agreement"), providing for the purchase by Ligand of substantially all of the assets of Marathon. Each of the BU Parties is wholly-owned, directly or indirectly, by Boston University.

          S. The obligation of Ligand to consummate the transactions contemplated by the Merger Agreement is conditioned on those representations and warranties made by the BU Parties pursuant to the Marathon Agreement being true and correct as of the Closing Date (as defined in the Merger Agreement) with the same effect as thought such representations and warranties had been made on and as of such date and on the BU Parties having performed, as of the Closing Date, all of those covenants set forth in the Marathon Agreement required to be performed by the BU Parties on or prior to the Closing Date. Seragen is unwilling to enter into the Merger Agreement without assurance that the aforesaid conditions to Ligand's obligations to consummate the transactions contemplated by the Merger Agreement will be fulfilled at the Closing Date. In order to induce Seragen to enter into the Merger Agreement, the BU Parties are willing to provide such assurance.

          T. The BU Parties are unwilling to enter into the Marathon Agreement without certain indemnities from the Third Parties with respect to the representations and warranties to be given by the BU Parties pursuant to the Merger Agreement.

                                  CLAIMS

                              Series B Shares

          U. BU Holding owns 11,800 shares of Series B preferred stock, par value $.01 per share, of Seragen (the "Series B Stock"), with a liquidation preference of $1,000 per share plus accrued and unpaid dividends from the date of issuance and which are convertible by their terms into common stock, par value $.01 per share, of Seragen (the "Common Stock"). As of December 31, 1997, accrued and unpaid dividends on the Series B Stock owned by BU Holding were $1,459,201. The Series B Stock is entitled to receive a cumulative cash dividend payable quarterly in arrears on the last day of March, June, September, and December of each year at an annual rate equal to the prime rate plus 1 1/2% through June 1999 and at an increasing percentage rate thereafter up to a maximum rate of the prime rate plus 5% in July 2003.

          V. Hirsch owns 7,000 shares of Series B Stock. As of December 31, 1997, accrued and unpaid dividends on the Series B Stock owned by Hirsch were $865,628. The Series B Stock is entitled to receive a cumulative cash dividend payable quarterly in arrears on the last day of March, June, September, and December of each year at an annual rate equal to the prime rate plus 1 1/2% through June 1999 and at an increasing percentage rate thereafter up to a maximum rate of the prime rate plus 5% in July 2003.

          W. Josefsen owns 3,000 shares of Series B Stock. As of December 31, 1997, accrued and unpaid dividends on the Series B Stock owned by Josefsen were $370,983. The Series B Stock is entitled to receive a cumulative cash dividend payable quarterly in arrears on the last day of March, June, September, and December of each year at an annual rate equal to the prime rate plus 1 1/2% through June 1999 and at an increasing percentage rate thereafter up to a maximum rate of the prime rate plus 5% in July 2003.

          X. The Cassidys own 2,000 shares of Series B Stock. As of December 31, 1997, accrued and unpaid dividends on the Series B Stock owned by Cassidys were $247,322. The Series B Stock is entitled to receive a cumulative cash dividend payable quarterly in arrears on the last day of March, June, September, and December of each year at an annual rate equal to the prime rate plus 1 1/2% through June 1999 and at an increasing percentage rate thereafter up to a maximum rate of the prime rate plus 5% in July 2003.

          Y. BU Holding owns 11,800 shares of the Class B common stock, par value $.01 per share, of STI (the "STI Class B Common Stock").

          Z.    Hirsch owns 7,000 shares of STI Class B Common Stock.

          AA.   Josefsen owns 3,000 shares of STI Class B Common Stock.

          BB.   The Cassidys own 2,000 shares of STI Class B Common Stock.

          CC.   On June 28, 1996, Seragen transferred all of its existing and future United States patents and patent applications (the "Patents") to STI in exchange for shares of the Class A common stock, par value $.01 per share, of STI.

          DD. Shares of the STI Class B Common Stock are entitled to cumulative dividends equal to any royalty payable to STI under the Irrevocable License Agreement between Seragen and STI, dated June 28, 1996 (the "Irrevocable License Agreement"). The STI Class B Common Stock is required to be redeemed upon the redemption or conversion of shares of Series B Stock in a number equal to the number of shares of Series B Stock redeemed or converted.

          EE. Under the terms of the Irrevocable License Agreement, Seragen is obligated to pay quarterly dividends to STI in an amount equal to the amount of any dividends that the holders of shares of the Series B Stock are entitled to receive but have not received by the royalty due date (which is one day after each quarterly dividend payment date for the Series B Stock).

          FF. On July 1, 1996, STI executed a collateral assignment of the Patents (the "Collateral Assignment of Patents") in favor of the holders of the STI Class B Common Stock. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (the "Escrow Agent") holds the Collateral Assignment of Patents under an escrow agreement dated July 1, 1996 (the "Escrow Agreement"). The Escrow Agent is required to deliver the Collateral Assignment of Patents to the holders of the STI Class B Common Stock if dividends on the STI Class B Common Stock are in arrears and STI fails, for 60 days, after the receipt of notice from the holders of the STI Class B Common Stock, to pay the dividends due.

          GG. The holders of the STI Class B Common Stock executed a reassignment of the Patents (the "Reassignment of Patents") to STI, which also is being held by the Escrow Agent. The Escrow Agent is obligated to deliver the Reassignment of Patents to STI upon the redemption by STI of all of the STI Class B Common Stock.

                            Series C Shares

          HH.   BU Holding owned 5,000 shares of Series C preferred stock, par value $.01 per share, of Seragen (the "Series C Stock"), which converted automatically by their terms into 3,360,625 shares of Common Stock (the "Conversion Shares"), the maximum number of shares of Common Stock into which the Series C Stock could convert by its terms, on March 30, 1998. BU Holding is as of the date hereof the record owner of the Conversion Shares. Under the terms of the Certificate of Designation for the Series C Stock, Seragen was obligated to pay BU Holding $1,150 per share for each share of Series C Stock that Boston University was unable to convert as a result of this limitation. As of the date hereof, Seragen has not paid this amount and is therefore obligated to pay to BU Holding $4,530,461 (the "Series C Debt Amount").

                                 Warrants

          II. On May 31, 1995, Seragen issued to BU Holding warrants to purchase 1,376,666 shares of Common Stock at a purchase price of $4.75 per share. On June 28, 1996, Seragen issued to Boston University warrants to purchase 2,950,000 shares of Common Stock at a purchase price of $4.00 per share, subject to anti-dilution provisions. As of December 31, 1997, BU Holding had received warrants to purchase an additional 4,354,008 shares of Common Stock related to the anti-dilution provisions. All warrants held by BU Holding for the purchase of capital stock of Seragen, whether outstanding as of the date hereof or issued after the date hereof, are referred to as the "Boston University Warrants."

          JJ.     On May 31, 1995, Seragen issued to Hirsch warrants to
purchase 816,666 shares of Common Stock at a purchase price of $4.75 per share. On June 28, 1996, Seragen issued to Hirsch warrants to purchase 1,750,000 shares of Common Stock at a purchase price of $4.00 per share, subject to anti-dilution provisions. As of December 31, 1997, Hirsch had received warrants to purchase an additional 2,582,886 shares of Common Stock related to the anti-dilution provisions. All warrants held by Hirsch for the purchase of capital stock of Seragen, whether outstanding as of the date hereof or issued after the date hereof, are referred to as the "Hirsch Warrants."

          KK.     On May 31, 1995, Seragen issued to Josefsen warrants to
purchase 350,000 shares of Common Stock at a purchase price of $4.75 per share. On June 28, 1996, Seragen issued to Josefsen warrants to purchase 750,000 shares of Common Stock at a purchase price of $4.00 per share, subject to anti-dilution provisions. As of December 31, 1997, Josefsen had received warrants to purchase an additional 1,106,951 shares of Common Stock related to the anti-dilution provisions. All warrants held by Josefsen for the purchase of capital stock of Seragen, whether outstanding as of the date hereof or issued after the date hereof, are referred to as the "Josefsen Warrants."

          LL.     On May 31, 1995, Seragen issued to the Cassidys warrants to purchase 233,332 shares of Common Stock at a purchase price of $4.75 per share. On June 28, 1996, Seragen issued to the Cassidys warrants to purchase 500,000 shares of Common Stock at a purchase price of $4.00 per share, subject to anti-dilution provisions. As of December 31, 1997, the Cassidys had received warrants to purchase an additional 737,967 shares of Common Stock related to the anti-dilution provisions. All warrants held by the Cassidys for the purchase of capital stock of Seragen, whether outstanding as of the date hereof or issued after the date hereof, are referred to as the "Cassidy Warrants."

          MM.     On July 31, 1997, Seragen issued to USSC warrants to
purchase 500,000 shares of Common Stock at a purchase price of $0.5625 per share. All warrants held by USSC for the purchase of capital stock of Seragen, whether outstanding as of the date hereof or issued after the date hereof, are referred to as the "USSC Warrants."

                 Technology Purchase and Royalty Agreement

          NN.     Boston University and Seragen are parties to a Technology
Purchase and Royalty Agreement, dated January 28, 1998 (the "Technology Agreement"), pursuant to which Seragen has agreed to pay Boston University certain royalties and granted Boston University a security interest in the Technology (as defined in the Technology Agreement) transferred by Boston University to Seragen pursuant to the Technology Agreement.

                            Service Agreement

          OO.     Boston University and Seragen are parties to a Service
Agreement, dated as of February 14, 1997 (the "Service Agreement"). Effective December 31, 1997, Boston University, as permitted by the terms of the Service Agreement, assigned the Service Agreement to Marathon, and Marathon assumed Boston University's obligations under the Service Agreement as of such date. Under the terms of the Service Agreement, Boston University or its assignee is required to provide certain specified research, development, clinical trial, and manufacturing services to Seragen in exchange for "Technology Service Fees" of $5,521,342 during the first twelve months of the Service Agreement and $6,605,651 during the second twelve months of the Service Agreement, subject to proration for partial years of services. As of the date hereof, Seragen is obligated to pay to Boston University $4,840,629 for accrued but unpaid Technology Service Fees relating to the period February 14, 1997, through December 31, 1997, and to Marathon $1,561,137 for accrued but unpaid Technology Service Fees for the period January 1, 1998, through March 31, 1998, and additional Technology Service Fees for the period April 1, 1998, through the date hereof.

                          USSC Evaluation License

          PP.     Seragen and USSC are parties to an Evaluation License and
Option Agreement, dated as of July 31, 1997 (the "Evaluation License"). Pursuant to the Evaluation License, Seragen granted to USSC an option to obtain exclusive worldwide rights to Seragen's DAB389EGF molecule (the "USSC Technology"), together with the USSC Warrants, in exchange for a payment by USSC to Seragen of $5,000,000. In the event USSC chooses not to acquire the license, Seragen will be obligated to issue to USSC $5,000,000 worth of Common Stock (the "USSC Shares").

     Executive Compensation

          QQ.     Seragen and Prior are parties to an employment agreement
dated as of November 6, 1997, as amended December 18, 1996, January 6, 1997, January 31, 1997, March 28, 1997, April 30, 1997, September 30, 1997 (two
amendments of this date), and February 5, 1998 (the "Prior Employment
Agreement").

          RR.     As of December 31, 1997, Seragen had granted to Prior
options to purchase 11,996,208 shares of Common Stock. Pursuant to the anti-dilution provisions of the Prior Employment Agreement, Prior may be entitled to receive additional options. Certain options (the "Prior ISOs") granted by Seragen to Prior qualify or will qualify as incentive stock options for purposes of the Internal Revenue Code. All options held by Prior for the purchase of capital stock of Seragen, whether outstanding as of the date hereof or issued after the date hereof, are referred to as the "Prior Options."

          SS.     The Prior Employment Agreement provides for payment to Prior of an asset value realization bonus in the event of a change in ownership of Seragen, as defined, in an amount equal to 8.5% of the net proceeds from the change in ownership transaction. Under the Prior Employment Agreement, the Prior Asset Value Realization Bonus is to be reduced by the amount of gain, if any, recognized by Prior as a result of exercise of the Prior Options. That portion of the asset value realization bonus payable by Seragen to Prior pursuant to the Prior Employment Agreement that is in excess of the amount of gain recognized by Prior as a result of the exercise of the Prior ISOs is referred to herein as the "Prior Asset Value Realization Bonus."

          TT.     Seragen and Nichols are parties to an amended and restated
employment agreement dated as of September 22, 1997, as amended February 23, 1998 (the "Nichols Employment Agreement").

          UU.     As of December 31, 1997, Seragen had granted to Nichols
options to purchase 2,850,098 shares of Common Stock. Pursuant to the anti-dilution provisions of the Nichols Employment Agreement, Nichols may be entitled to receive additional options. Certain options (the "Nichols ISOs") granted by Seragen to Nichols qualify or will qualify as incentive stock options for purposes of the Internal Revenue Code. All options held by Nichols for the purchase of capital stock of Seragen, whether outstanding as of the date hereof or issued after the date hereof, are referred to as the "Nichols Options."

          VV. The Nichols Employment Agreement provides for payment to Nichols of an asset value realization bonus in the event of a change in ownership of Seragen, as defined, in an amount equal to 2.75% of the net proceeds from the change in ownership transaction. In the event of a change in ownership after which the purchaser makes Nichols a bona fide employment offer, as defined in the Nichols Employment Agreement, the asset value realization bonus will be payable to her as follows: 25% on the closing of the change in ownership, 25% two months after closing, 25% four months after closing, and 25% six months after closing, the obligation of Seragen to make each such payment in respect of the asset value realization bonus being subject to Nichols' continued employment with the purchaser at the time the payment falls due. If the purchaser terminates Nichols' employment without just cause, as defined in the Nichols Employment Agreement, or if Nichols terminates her employment with the purchaser for good reason, as defined in the Nichols Employment Agreement, Nichols is entitled to receive the entire unpaid balance of the asset value realization bonus as a lump sum payment. Under the Nichols Employment Agreement, the asset value realization bonus is to be reduced by the amount of gain, if any, recognized by Nichols as a result of exercise of the Nichols Options. That portion of the asset value realization bonus payable by Seragen to Nichols pursuant to the Nichols Employment Agreement that is in excess of the amount of gain recognized by Nichols as a result of the exercise of the Nichols ISOs is referred to herein as the "Nichols Asset Value Realization Bonus."

          WW.     Seragen and Chen are parties to an employment agreement (the
"Chen Employment Agreement") dated as of January 15, 1997, as amended March 28, 1997, September 3, 1997, September 30, 1997, and February 17, 1998.

          XX. As of December 31, 1997, Seragen had granted to Chen options to purchase 2,894,174 shares of Common Stock. Pursuant to the anti-dilution provisions of the Chen Employment Agreement, Chen may be entitled to receive additional options. Certain options (the "Chen ISOs") granted by Seragen to Chen qualify or will qualify as incentive stock options for purposes of the Internal Revenue Code. All options held by Chen for the purchase of capital stock of Seragen, whether outstanding as of the date hereof or issued after the date hereof, are referred to as the "Chen Options."

          YY.      The Chen Employment Agreement provides for payment to Chen of an asset value realization bonus in the event of a change in ownership of Seragen, as defined, in an amount equal to 2.0% of the net proceeds from the change in ownership transaction. Under the Chen Employment Agreement, the Chen Asset Value Realization Bonus is to be reduced by the amount of gain, if any, recognized by Chen as a result of exercise of the Chen Options. That portion of the asset value realization bonus payable by Seragen to Chen pursuant to the Chen Employment Agreement that is in excess of the amount of gain recognized by Chen as a result of the exercise of the Chen ISOs is referred to herein as the "Chen Asset Value Realization Bonus."

          ZZ. Seragen and Crane are parties to an employment agreement (the "Crane Employment Agreement") dated as of April 30, 1998.

          AAA.     As of the date hereof, Seragen has granted to Crane options to purchase 3,690,962 shares of Common Stock (the "Crane Options"). Pursuant to the anti-dilution provisions of the Crane Employment Agreement, Crane may be entitled to receive additional options. Certain options (the "Crane ISOs") granted by Seragen to Crane qualify or will qualify as incentive stock options for purposes of the Internal Revenue Code. All options held by Crane for the purchase of capital stock of Seragen, whether outstanding as of the date hereof or issued after the date hereof, are referred to as the "Crane Options."

          BBB.     The Crane Employment Agreement provides for payment to
Crane of an asset value realization bonus in the event of a change in ownership of Seragen, as defined, in an amount equal to 2.75% of the net proceeds from the change in ownership transaction. Under the Crane Employment Agreement, the Crane Asset Value Realization Bonus is to be reduced by the amount of gain, if any, recognized by Crane as a result of exercise of options. That portion of the asset value realization bonus payable by Seragen to Crane pursuant to the Crane Employment Agreement that is in excess of the amount of gain recognized by Crane as a result of the exercise of the Crane ISOs is referred to herein as the "Crane Asset Value Realization Bonus."

                                Shoreline

          CCC.     Seragen and Shoreline entered into an engagement letter,
dated as of October 1, 1997 (the "Shoreline Engagement Letter"), relating to a proposed financing transaction. Pursuant to the Shoreline Engagement Letter, Seragen is obligated to pay to Shoreline a fee of 1% of the aggregate purchase price paid in any establishment of a strategic investment transaction, as defined in the Shoreline Engagement Letter. The Shoreline Engagement Letter also provides that Seragen pay Shoreline a fee of $100,000 on October 1, 1998, in the event that no other fees are due to Shoreline under the terms of the Shoreline Engagement Letter.

                                  Lehman

          DDD. Seragen and Lehman entered into a letter agreement, dated as of April 30, 1998 (the "Lehman Letter Agreement"), engaging Lehman to provide certain financial advisory services to Seragen. Pursuant to the Lehman Letter Agreement, Seragen is obligated to pay to Lehman a fee of 2% of the consideration involved in a sale of Seragen, as defined in the Lehman Letter Agreement.


          NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual covenants and promises of the parties to this Agreement, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties to this Agreement agree as follows:


                   SECTION 1  -- SATISFACTION OF CLAIMS

          1.1 Satisfaction of Claims Related to Series B Stock. BU Holding, Hirsch, Josefsen and the Cassidys hereby agree to accept the right to receive the Merger Consideration allocated to them in the Merger Agreement as full and complete satisfaction for any and all Claims that they may have as of the Closing Date (as defined in the Merger Agreement) against Seragen and STI with respect to or arising under the Series B Stock, the STI Class B Common Stock and the Collateral Assignment of Patents. BU Holding, Hirsch, Josefsen, and the Cassidys agree that, at the Effective Time, all shares of Series B Stock and STI Class B Common Stock held by them shall be extinguished, terminated, and of no further force and effect, without any further action on the part of any person. Each of BU Holding, Hirsch, Josefsen, and the Cassidys agrees to deliver and relinquish to Seragen at the Closing (as defined in the Merger Agreement) certificates evidencing all shares of Series B Stock and STI Class B Common Stock then held by them. Each such certificate shall be duly endorsed in blank for transfer or accompanied by a duly executed stock power in blank, with signatures guaranteed by a national banking association or a member of the New York Stock Exchange. BU Holding, Hirsch, Josefsen, and the Cassidys hereby agree that, at the Effective Time, they shall be deemed for all purposes to have released any and all rights held by them in or pursuant to the Collateral Assignment of Patents. BU Holding, Hirsch, Josefsen and the Cassidys shall, and hereby do, instruct the Escrow Agent to deliver the Reassignment of Patents to STI at the Effective Time.

          1.2 Satisfaction of Claims Related to Series C Stock. BU Holding hereby agrees to accept the right to receive the Merger Consideration allocated to it in the Merger Agreement as full and complete satisfaction of Seragen's obligation to pay to BU Holding the Series C Debt Amount. In addition, BU Holding agrees to surrender to Seragen for cancellation, immediately prior to the Effective Time and without any additional consideration, that number of shares of Common Stock that is equal to the number of Conversion Shares delivered by Seragen to BU Holding in connection with the conversion of the Series C Stock.

          1.3 Satisfaction of Warrant Claims. BU Holding, Hirsch, Josefsen, the Cassidys, and USSC hereby agree to accept the right to receive the Merger Consideration allocated to them in the Merger Agreement as full and complete satisfaction for any and all Claims that they may have as of the Closing Date against Seragen and STI with respect to or arising under, respectively, the Boston University Warrants, the Hirsch Warrants, the Josefsen Warrants, the Cassidy Warrants, and the USSC Warrants. BU Holding, Hirsch, Josefsen, the Cassidys, and USSC agree that, at the Effective Time, all Boston University Warrants, Hirsch Warrants, Josefsen Warrants, Cassidy Warrants, and USSC Warrants shall be extinguished, terminated and of no further force or effect, without any further action on the part of any person. Each of BU Holding, Hirsch, Josefsen, the Cassidys, and USSC shall at the Closing relinquish and surrender unexercised to Seragen all, respectively, Boston University Warrants, Hirsch Warrants, Josefsen Warrants, Cassidy Warrants and USSC Warrants.

          1.4 Satisfaction of Technology Agreement Claims. Boston University hereby agrees to accept the right to receive the Merger Consideration allocated to it in the Merger Agreement as full and complete satisfaction for any Claims it may have against Seragen with respect to or arising under the Technology Agreement, including, without limitation, Seragen's obligation to pay to it royalties pursuant to the Technology Agreement, and agrees that, as of the Effective Time, the Technology Agreement, including, without limitation, Seragen's obligations to pay royalties pursuant thereto, whether arising on or prior to such time, and the security interest granted by Seragen pursuant thereto, shall be terminated.

          1.5     Satisfaction of Service Agreement Claims.

               1.5.1 Boston University hereby agrees to accept the right to receive the Closing Consideration allocated to it in the Merger Agreement as full and complete satisfaction of Seragen's obligation to pay to it any and all Technology Service Fees, Additional Service Fees, royalties, or any other amounts whatsoever that are payable under the terms of the Service Agreement for the period from February 14, 1997, through December 31, 1997.

               1.5.2 Marathon hereby agrees to accept the right to receive the Closing Consideration allocated to it in the Merger Agreement as full and complete satisfaction of Seragen's obligation to pay to it any and all Technology Service Fees, Additional Service Fees, royalties, or any other amounts whatsoever that are payable under the terms of the Service Agreement for the period from January 1, 1998, through the Closing Date.

          1.6 Satisfaction of USSC Evaluation License Claims. USSC hereby agrees to accept the right to receive the Closing Consideration allocated to it in the Merger Agreement as full and complete satisfaction for any and all Claims that it may have against Seragen with respect to or arising under the Evaluation License and agrees that, as of the Effective Time, the Evaluation License, including, without limitation, any right that USSC may have to receive shares of Common Stock, shall be terminated.

          1.7     Satisfaction of Executive Compensation Claims.

               1.7.1 Prior, Nichols, Chen, and Crane hereby agree to accept the right to receive the Merger Consideration allocated to them in the Merger Agreement as full and complete satisfaction of Seragen's obligations to them in connection with, respectively, the Prior Asset Value Realization Bonus, the Nichols Asset Value Realization Bonus, the Chen Asset Value Realization Bonus, and the Crane Asset Value Realization Bonus (collectively, the "Asset Value Realization Bonuses") and, respectively, the Prior Options other than the Prior ISOs, Nichols Options other than the Nichols ISOs, Chen Options other than the Chen ISOs, and Crane Options other than the Crane ISOs (collectively, the "Executive Options").

               1.7.2 Any reduction pursuant to the terms hereof from the amounts that Prior, Nichols, Chen and Crane would have been entitled to receive under their respective employment agreement in respect of the Asset Value Realization Bonuses and the Executive Options shall be deemed to be a reduction first in amounts to which each such person was entitled in respect of his Asset Value Realization Bonus and thereafter, to the extent of any further reduction, a reduction in amounts to which such person was entitled in respect of his Executive Options.

               1.7.3 Prior, Nichols, Chen and Crane hereby agree that at the Effective Time each of the, respectively, Prior ISOs, Nichols ISOs, Chen ISOs, and Crane ISOs shall, to the extent not exercised at or prior to such time, be deemed for all purposes to have been relinquished and surrendered unexercised to Seragen and shall thereafter be deemed terminated, extinguished, and of no further force or effect.

               1.7.4 Nothing in this Section 1.6 shall be construed to limit the right of Seragen to pay any Merger Consideration allocated to Nichols in the Merger Agreement in accordance with and subject to the provisions of Section 3.7 of the Nichols Employment Agreement.

          1.8 Satisfaction of Shoreline Claims. Shoreline hereby agrees to accept the right to receive the Merger Consideration allocated to it in the Merger Agreement as full and complete satisfaction of Seragen's obligations pursuant to the Shoreline Engagement Letter to pay fees to Shoreline and to reimburse Shoreline for its out-of-pocket expenses.

          1.9 Satisfaction of Lehman Claims. Lehman hereby agrees to accept the right to receive the Merger Consideration allocated to it in the Merger Agreement as full and complete satisfaction of Seragen's obligations pursuant to the Lehman Letter Agreement to pay fees to Lehman; provided, however, that on or prior to Closing Date Seragen shall reimburse Lehman in cash for its reasonable out-of-pocket expenses incurred by Lehman in connection with the engagement contemplated by the Lehman Letter Agreement.


                         SECTION 2 -- RELEASE

          2.1     Release of Seragen and STI.


               2.1.1 Release. Each of the Third Parties hereby releases Seragen and STI and their current and past directors, officers, employees, agents, representatives, successors and assigns from any and all Claims relating to any act, omission or circumstance whatsoever from the beginning of time to the date of this Agreement to the extent the same relates in any manner whatsoever, directly or indirectly, to the operations of Seragen and STI or the conduct of their business, including, without limitation, financing and other transactions entered into by Seragen and STI or to which Seragen or STI was a party, sales of assets by Seragen and STI, licensing by Seragen and STI of their patents, trademarks, trade secrets and other intellectual property, transactions between Seragen and STI and directors, officers or shareholders, and affiliates thereof, of Seragen or STI, and any and all issuances by Seragen and STI of securities. Without limiting the foregoing, each of the Third Parties hereby releases Seragen and STI and their current and past directors, officers, employees, agents, representatives, successors and assigns from any and all Claims that any such Third Party may have in respect of or relating to such Third Party's subscription for or purchase of securities issued by Seragen or STI, including, without limitation, Claims relating to any alleged fraud or misrepresentation to which any such party may have been a party in connection with the issuance or sale of securities by Seragen or STI.

               2.1.2     Limitations on Release.  The provisions of Section
2.1.1 shall not apply, or effect any release of, any Claim by any Third Party
(a) to enforce the terms of this Agreement or the Merger Agreement, (b) for indemnification from Seragen or STI to which such Third Party may be entitled as a consequence of such Third Party having served as an director, officer, employee or agent of Seragen or STI, whether such right to indemnification arises pursuant to any provision of the charter or bylaws of Seragen or STI, any provision of any employment agreement or other contract to which such Third Party may be a party with Seragen or STI, any provision of law, or otherwise, or (c) any Claim by any Third Party in respect of unpaid salary, unpaid reimbursable commuting or living expenses, unpaid severance, accrued vacation rights, or other employee benefits, and unpaid reimbursable business expenses. The provisions of Section 2.1.1 are not intended to, and shall not, effect the termination of any agreement or contract between any Third Party and Seragen or STI, including, without limitation, the Service Agreement, as the terms of the same apply following the Effective Time. The provisions of this Section 2.1.2 are without prejudice to the provisions of Section 1 hereof.

               2.1.3 Definition. For purposes of this Agreement, "Claims" means all actions, causes of action, suits, debts, liens, sums of money, guarantees, warranties, demands, expenses, costs, attorneys' fees, judgments, or other rights of any nature whatsoever, liquidated or unliquidated, fixed or contingent, and whether or not matured.

          2.2 Effectiveness of Release. The release for which provisions is made in this Section 2 shall become effective on, and only on, the occurrence of the Effective Time, failing which each such release shall be deemed never to have occurred.

          2.3 Survival of Release. Each of the parties expressly acknowledges that it may hereafter discover Claims presently unknown or unsuspected or facts different from or in addition to those which it now knows or believes to be true with respect to the Claims released in this Agreement, and each of the parties to this Agreement agrees that, notwithstanding the discovery of such different or additional facts and/or Claims, the releases set forth in this Section 2 shall survive the Effective Time and shall continue in full force and effect.


                            SECTION 3 -- TERM

          3.1 Term. This Agreement shall enter into effect as of the date first set forth above and shall continue in full force and effect subject to termination in accordance with the provisions of Section 3.2.

          3.2 Termination. In the event that the Merger Agreement is terminated by any party thereto in accordance with its terms, this Agreement shall terminate. If this Agreement is terminated in accordance with this
Section 3.2, the effective date of termination shall be the "Termination
Date."

          3.3 Effect of Termination. Nothing in this Agreement shall be construed to release any party from any obligation that matured under this Agreement prior to the Termination Date or any breach of this Agreement that occurred prior to the Termination Date.


                        SECTION 4 -- FORBEARANCE

          All parties to this Agreement agree, until the earlier of the Closing Date or the Termination Date, (a) to forbear from exercising any right or remedy that they may now or in the future have with respect to any right or claim that is the subject of the provisions of Section 1 hereof or is to be released at the Effective Time pursuant to Section 2.1 hereof and (b) to forbear from exercising any warrant or stock option or exercising any right or remedy that they may now or in the future have under or pursuant to any warrant agreement or stock option agreement.


                 SECTION 5 -- REPRESENTATIONS AND WARRANTIES

          5.1 Mutual Representations and Warranties. As part of the consideration for this Agreement and the undertakings of the parties to this Agreement, each of the parties expressly represents and warrants to each other party as follows:

               5.1.1 Consideration. The consideration received and to be received by it as set forth in this Agreement is full, sufficient, adequate, and fair in all respects.

               5.1.2 Title to Claims. It has not heretofore assigned, sold, transferred, pledged or encumbered, or purported to assign, sell, transfer, pledge or encumber, either in writing or otherwise, any right, title, or interest it has or may have in any Claims it is settling, resolving, or releasing pursuant to this Agreement. It has not heretofore created any lien, encumbrance, or other right by which any other party may claim all or any part of the claim(s) it is releasing under this Agreement. Without limiting the foregoing, as of the date hereof, it is the sole owner, beneficially and of record, of those securities, options and warrants of which it is stated to be the owner in the recitals to this Agreement and it has not assigned, transferred or encumbered any right under, pursuant to, or in connection with any agreement identified in the recitals hereto to which it is a party. Notwithstanding anything to the contrary contained in any other section of this Agreement, it shall indemnify, defend, and hold harmless each of the other parties to this Agreement from and against any Claims based on or arising in connection with any such prior assignment, sale, transfer, lien, encumbrance, or right, or any such purported assignment, sale, transfer, lien, encumbrance, or right.

               5.1.3 Full Information. Before executing this Agreement, it has been fully informed and has satisfied itself of the terms, contents, conditions, and effects of this Agreement and any documents to be executed in connection with this Agreement, and, before entering into this Agreement, it has had and has taken full and complete advantage of the benefit and advice of counsel of its own choosing; in connection therewith, it has relied solely and completely on its own judgment and the judgment and advice of its own counsel in entering into this Agreement.

               5.1.4 No Additional Payments. No party to this Agreement or anyone acting on behalf of any party to his Agreement has made any promise or representation of any kind, nature, or character in connection with the matters relating to this Agreement, on which any other party is relying in entering into this Agreement, except as expressly stated or otherwise contemplated in this Agreement. This Section 5.1.4 shall not negate the effect of any representations, denominated as such, set forth in this Agreement, including any such representation contained in the Recitals.

          5.2 Representations and Warranties of Seragen and STI. Seragen and STI each hereby represents and warrants to the Third Parties as follows:

               5.2.1 Organization and Standing. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to enter into, deliver and perform its obligations and undertakings under this Agreement.

               5.2.2 Validity. The execution, delivery and performance by it of this Agreement have been duly authorized and approved by all necessary corporate action. This Agreement has been duly executed and delivered by it. This Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to laws of general application affecting creditors' rights and the exercise of judicial discretion in accordance with general equitable principles.

               5.2.3 No Conflicts. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by it do not and will not

                    (a) conflict with, or result in a breach of any of the terms of, or constitute a default under, its certificate of incorporation, statute of organization, or by-laws;

                    (b) conflict with or result in a breach of any of the terms of, or constitute a default under, any agreement, instrument, covenant or other restriction to which it is a party or by which any of its properties or assets are bound, or

                    (c) conflict with any law, rule, regulation, order or decree applicable to it or by which it is bound;

except, in each instance, for such conflicts, breaches or defaults as would not, individually or in the aggregate, adversely affect its ability to consummate the transactions contemplated hereby or thereby or materially and adversely affect its financial condition, business or assets.

               5.2.4 Governmental Consents. Except for filings, consents, permits, approvals, registrations, qualifications and authorizations which have been made or obtained by it, no filing, consent, approval, registration, qualification or authorization with or of any governmental authority is required under existing laws, rules and regulations in connection with its execution and delivery of this Agreement. Except as set forth or contemplated in the Merger Agreement, no filing, consent, approval, registration, qualification or authorization with or of any governmental authority is required to be made by it under existing laws, rules or regulations in connection with its consummation of the transactions contemplated hereby to be consummated at or prior to the Effective Time.

          5.3 Representations and Warranties of Boston University, BU Holding, Marathon, USSC, Shoreline, Lehman, 520 Commonwealth and 660 Corp. Each of Boston University, BU Holding, Marathon, USSC, Shoreline, Lehman, 520 Commonwealth and 660 Corp represents and warrants to the other parties as follows:

               5.3.1 Organization and Standing. It is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or other organization and has the corporate or other power and authority to enter into, deliver and perform its obligations and undertakings under this Agreement.

               5.3.2 Validity. The execution, delivery and performance by it of this Agreement have been duly authorized and approved by all necessary corporate or other entity action. This Agreement has been duly executed and delivered by it. This Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to laws of general application affecting creditors' rights and the exercise of judicial discretion in accordance with general equitable principles.

               5.3.3 No Conflicts. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by it do not and will not

                    (a) conflict with, or result in a breach of any of the terms of, or constitute a default under, its certificate of incorporation, statute of organization, or by-laws;

                    (b) conflict with or result in a breach of any of the terms of, or constitute a default under, any agreement, instrument, covenant or other restriction to which it is a party or by which any of its properties or assets are bound, or

                    (c) conflict with any law, rule, regulation, order or decree applicable to it or by which it is bound;

except, in each instance, for such conflicts, breaches or defaults as would not, individually or in the aggregate, adversely affect its ability to consummate the transactions contemplated hereby or thereby or materially and adversely affect its financial condition, business or assets.

               5.3.4 Governmental Consents. Except for filings, consents, permits, approvals, registrations, qualifications and authorizations which have been made or obtained by it, no filing, consent, approval, registration, qualification or authorization with or of any governmental authority is required under existing laws, rules and regulations in connection with its execution and delivery of this Agreement. Except as set forth or contemplated in the Merger Agreement, no filing, consent, approval, registration, qualification or authorization with or of any governmental authority is required to be made by it under existing laws, rules or regulations in connection with its consummation of the transactions contemplated hereby to be consummated at or prior to the Effective Time.

          5.4 Representations and Warranties of Hirsch, Josefsen, the Cassidys, Prior, Nichols, Chen and Crane. Each of Hirsch, Josefsen, the Cassidys, Prior, Nichols, Chen and Crane represents and warrants to the other parties as follows:

               5.4.1 Validity. He has duly executed and delivered this Agreement. This Agreement constitutes his valid and binding obligation, enforceable against him in accordance with its terms, subject to laws of general application affecting creditors' rights and the exercise of judicial discretion in accordance with general equitable principles.

               5.4.2 No Conflicts. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, by him do not and will not

                    (a) conflict with or result in a breach of any of the terms of, or constitute a default under, any agreement, instrument, covenant or other restriction to which he is a party or by which any of his properties or assets are bound, or

                    (c) conflict with any law, rule, regulation, order or decree applicable to him or by which he is bound;

except, in each instance, for such conflicts, breaches or defaults as would not, individually or in the aggregate, adversely affect his ability to consummate the transactions contemplated hereby or thereby or materially and adversely affect his financial condition, business or assets.

               5.4.3 Governmental Consents. Except for filings, consents, permits, approvals, registrations, qualifications and authorizations which have been made or obtained by it, no filing, consent, approval, registration, qualification or authorization with or of any governmental authority is required under existing laws, rules and regulations in connection with his execution and delivery of this Agreement. Except as set forth or contemplated in the Merger Agreement, no filing, consent, approval, registration, qualification or authorization with or of any governmental authority is required to be made by him under existing laws, rules or regulations in connection with his consummation of the transactions contemplated hereby to be consummated at or prior to the Effective Time.


                      SECTION 6 -- CERTAIN COVENANTS

          6.1 Non-Interference. No party shall take any action that would interfere with the performance of this Agreement by any other party or that would adversely affect any of the rights provided for in this Agreement.

          6.2 Amendments to Merger Agreement. Seragen shall not, without the written consent of all Third Parties, enter into any amendment to the Merger Agreement that would alter the amount, kind or timing of Merger Consideration payable to any Third Party. Without limiting the provisions of the foregoing sentence, Seragen shall not, without the written consent of the affected Third Party, enter into any amendment to the Merger Agreement that would or could reasonably be expected to adversely affect the rights of any Third Party.

          6.3 Assignments of Claims. Except as contemplated hereby or in the Merger Agreement, no Third Party shall assign, sell, transfer, pledge or encumber, either in writing or otherwise, any right, title, or interest it has or may have in any Claims it is settling, resolving, or releasing pursuant to this Agreement, any of its right, title or interest in or to shares of Series B Stock, shares of STI Class B Common Stock, Conversion Shares, or options or warrants issued by Seragen, or any right under, pursuant to, or in connection with any agreement to which it and Seragen or STI are parties. Notwithstanding anything to the contrary contained in any other section of this Agreement, each Third Party shall indemnify, defend, and hold harmless each of the other parties to this Agreement from and against any Claims based on or arising in connection with any such assignment, sale, transfer, lien, encumbrance, or right, or any such purported assignment, sale, transfer, lien, encumbrance, or right, in violation of the provisions of this Section 6.3.


                          SECTION 7 -- NO ADMISSION

          In the event that this Agreement does not become fully effective in accordance with its terms or becomes null and void for any reason whatsoever, the parties agree that nothing contained in this Agreement and in any settlement discussions, communications, and writings among the parties shall be admissible or otherwise used in any subsequent litigation (including any arbitration proceeding) among the parties, except in respect of any claim for breach, or seeking enforcement, of the terms of this Agreement. No party, by entering into this Agreement, admits or acknowledges the existence of any liability or wrongdoing, all such liability and wrongdoing being expressly denied by the parties.


                    SECTION 8 -- COMPLIANCE WITH AGREEMENTS

          8.1 Representations and Warranties in Marathon Agreement. The BU Parties represent and warrant to Seragen that each of the representations and warranties of the BU Parties or any of them set forth in the Marathon Agreement is true and correct in all respects. The provisions of this Section
8.1 are subject to the provisions of Section 9 hereof and shall not effect the nature or extent of the indemnification provided by the Indemnifying Parties (as hereinafter defined) pursuant thereto.

          8.2 Compliance with Marathon Agreement. Marathon, 520 Commonwealth, and 660 Corp agree to comply fully and faithfully, until the earlier of the Closing Date and the termination of the Marathon Agreement in accordance with its terms, with each and every one of their obligations set forth in the Marathon Agreement.

           SECTION 9 -- INDEMNIFICATION OF MARATHON, 520 COMMONWEALTH
                              AND 660 CORP

          Each of the Third Parties other than Lehman and Shoreline (the "Indemnifying Parties") hereby agrees, severally and not jointly, to indemnify Marathon, 520 Commonwealth and 660 Corp and hold them harmless from and against that fraction of any Claims that may arise under or in respect of the representations and warranties made by Marathon, 520 Commonwealth and 660 Corp pursuant to Section 4.1 of the Marathon Agreement, but only to the extent that such Claims arise as a result of or relate to matters not known to Kenneth G. Condon or other officers of Boston University and its direct and indirect wholly-owned subsidiaries other than Marathon, that is equal to the portion of the Remaining Milestone Consideration allocable to such Indemnifying Party divided by the aggregate amount of the Remaining Milestone Consideration allocated to all Indemnifying Parties; provided, however, that in no event shall the liability of any Indemnifying Party pursuant to the provisions of this Section 9 exceed a fraction of $1,000,000 that is equal to the portion of the Remaining Milestone Consideration allocable to such Indemnifying Party divided by the aggregate amount of the Remaining Milestone Consideration allocated to all Indemnifying Parties.


                        SECTION 10 -- ARBITRATION

          10.1 Arbitration. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in New York, New York in accordance with the commercial arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators(s) may be entered in any court having jurisdiction thereof.

          10.2 Injunctive Relief. Any party hereto may seek specific performance of the obligations of any other party hereunder, and the parties hereby agree that the failure of any party hereto fully and faithfully to perform its obligations hereunder would result in irreparable injury to the other parties hereto for which damages would be an inadequate remedy. Arbitrators acting pursuant to Section 8.1 shall have the right to grant injunctive relief to any party hereto.

          10.3   Fees and Costs.  In any arbitration brought pursuant to
Section 8.1 hereof, the arbitrators shall allocate all reasonable fees and costs incurred by the parties to such arbitration (including, without limitation, the reasonable fees and disbursements to counsel to the parties) in accordance with the degree, as determined by the arbitrators, to which the initial position of each party to the arbitration has been sustained by the decision of the arbitrators.

                    SECTION 11 -- FURTHER ASSURANCES

          Each of the parties to this Agreement covenants with each other party to this Agreement to do any and all things and to execute and deliver any and all acknowledgments, instruments, or other documents whatsoever, at any time or from time to time after the date of this Agreement on the request of any party to this Agreement, that may be necessary or desirable in order more fully and effectively to carry into effect and consummate the provisions of this Agreement and the transactions contemplated by this Agreement.


                        SECTION 12 --  MISCELLANEOUS

          12.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes and cancels any previous agreement, negotiations, commitments and writings in respect to the subject matter of this Agreement.

          12.2 Modification. Any modification of this Agreement must be in writing and signed by the duly authorized representative of each party.

          12.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

          12.4 Delay of No Effect. No failure or delay on the part of any party in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, and no single or partial exercise of any power, right or remedy shall preclude any other exercise thereof or the exercise of any other power, right or remedy.

          12.5 Attorneys Fees and Other Costs. Each party to this Agreement shall bear its own attorney fees and other costs incurred in connection with the negotiation, drafting and consideration of this Agreement.

          12.6     Third-Party Beneficiaries.

               12.6.1 Limits on Third Party Beneficiaries. Other than as set forth in Section 12.6.1, nothing contained in this Agreement shall be construed to confer upon any other party, other than the parties to this Agreement, the rights of a third-party beneficiary.

               12.6.2 Third Party Beneficiary. Ligand, its successors and assigns are an intended beneficiary of the terms and provisions of this Agreement. Ligand shall have the right independently to enforce its rights in respect thereof without the need to join any party hereto or any other person in any arbitration or action for the enforcement of the same.

          12.7 Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the parties and to their respective successors and permitted assigns. This Agreement shall be binding to the fullest extent allowed by law on the parties to this Agreement and their respective heirs, successors in interest, and assigns, whether by operation of law or otherwise.

          12.8 Assignment. The rights and obligations under this Agreement may not be assigned by any party to this Agreement without the prior written consent of the other parties. For the avoidance of doubt, however, the parties acknowledge and agree that Seragen may consummate the Merger Transaction as contemplated by the Merger Agreement and in connection therewith convey by way of the Merger Transaction all of its rights and obligations hereunder to the Surviving Corporation (as defined in the Merger Agreement).

          12.9 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile transmission), each of which shall be an original and all of which, when taken together, shall constitute one agreement.

          12.10 Signatures. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

          12.11 Headings. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of, any of the terms or provisions of this Agreement.

          12.12 Inconsistent Provisions. Unless otherwise agreed by the parties to this Agreement, if any of the provisions of any documents or agreements executed in connection with this Agreement are inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control, and any such inconsistent provisions of such other documents or agreements shall be disregarded and overridden.

          12.13 No Party Deemed Drafter. No party shall be deemed the drafter of this Agreement, and this Agreement should not be construed against any party as the drafter.

          12.14 Notices. Any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be given by prepaid first-class mail, by facsimile or other means of electronic communication, or by delivery as provided below.

               12.14.1 Any such notice or other communication, if mailed by prepaid first-class mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the third Business Day after the post-marked date of the notice or communication, or if sent by facsimile or other means of electronic communication or by nationally recognized overnight courier service, shall be deemed to have been received on the Business Day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee.

               12.14.2 In the event of a general discontinuance of postal service due to strike, lockout or otherwise, notices or other communications shall be delivered by hand or sent by facsimile or other means of electronic communication and shall be deemed to have been received in accordance with the guidelines set forth above.

               12.14.3 Notice of change of address shall also be governed by this Section 12.14.

               12.14.4 Notwithstanding the foregoing, any notice or other communication required or permitted to be given by any party pursuant to or in connection with any arbitration procedures contemplated by this Agreement may only be delivered by hand.

               12.14.5 For purposes of this Section 10.14, "Business Day" means any day other than a Saturday, Sunday or day on which banks are required or permitted to close in the Commonwealth of Massachusetts.

                                   - 26 -
               12.14.6 Notices and other communications shall be addressed as follows:
               If to Seragen:

                    Seragen, Inc.
                    97 South Street
                    Hopkinton, MA  01748

                    Attention:  Robert W. Crane
                    Telecopier number:  (508) 435-9805

                    with a copy to Seragen's counsel at:

                    Covington & Burling
                    1201 Pennsylvania Avenue, N.W.
                    P.O. Box 7566
                    Washington D.C.  20044

                    Attention:  Edward C. Britton
                    Telecopier number:  (202) 662-6291

               If to STI:

                    Seragen Technology, Inc.
                    c/o Seragen, Inc.
                    97 South Street
                    Hopkinton, MA  01748

                    Attention:  Robert W. Crane
                    Telecopier number:  (508) 435-9805

                    with a copy to Seragen's counsel at:
                    Covington & Burling
                    1201 Pennsylvania Avenue, N.W.
                    P.O. Box 7566
                    Washington D.C.  20044

                    Attention:  Edward C. Britton
                    Telecopier number:  (202) 662-6291

               If to Boston University:

                    Boston University
                    881 Commonwealth Avenue
                    Boston, MA  02215

                    Attention:  Kenneth G. Condon
                    Telecopier number:  (617) 353-5492

               If to BU Holding:

                    Seragen LLC
                    147 Bay State Road
                    Boston, MA  02115

                    Attention:  Kenneth G. Condon
                    Telecopier number:  (617) 353-5492

               If to Marathon:

                    Marathon Biopharmaceuticals, LLC
                    97 South Street
                    Hopkinton, MA  01748

                    Attention:  Elizabeth C. Chen
                    Telecopier number:  (508) 497-0777

               If to USSC:

                    United States Surgical Corporation
                    150 Glover Avenue
                    Norwalk, CT  06856

                    Attention:  Thomas R. Bremer
                    Telecopier number:  (203) 845-1736

               If to Hirsch:

                    Leon C. Hirsch
                    c/o United States Surgical Corporation
                    150 Glover Avenue
                    Norwalk, CT  06856

                    Telecopier number:  (203) 845-1736

               If to Josefsen:

                    Turi Josefsen
                    c/o United States Surgical Corporation
                    150 Glover Avenue
                    Norwalk, CT  06856

                    Telecopier number:  (203) 845-1736

               If to the Cassidys:

                    Gerald S.J. and Loretta P. Cassidy
                    c/o Cassidy and Associates, Inc.
                    700 13th Street, N.W.
                    Suite 400
                    Washington, D.C.  20005

                    Telecopier number:  (202) 347-2708

               If to Prior:

                    Reed R. Prior
                    c/o Seragen Inc.
                    97 South Street
                    Hopkinton, MA  01748

                    Telecopier number:  (508) 435-9805

               If to Nichols:

                    Jean C. Nichols, Ph. D.
                    c/o Seragen Inc.
                    97 South Street
                    Hopkinton, MA  01748

                    Telecopier number:  (508) 435-9805

               If to Chen:

                    Elizabeth C. Chen
                    c/o Seragen Inc.
                    97 South Street
                    Hopkinton, MA  01748

                    Telecopier number:  (508) 435-9805

               If to Crane:

                    Robert W. Crane
                    c/o Seragen Inc.
                    97 South Street
                    Hopkinton, MA  01748

                    Telecopier number:  (508) 435-9805

               If to Shoreline:

                    Shoreline Pacific
                    3 Harbor Drive
                    Suite 211
                    Sausalito, CA  94965

                    Attention:  Vida B. Harband
                    Telecopier number:  (415) 332-7808

               If to Lehman:

                    Lehman Brothers, Inc.
                    3 World Financial Center
                    New York, NY  10285-0001

                    Attention:  Rodney Young
                    Telecopier number:  (212) 526-9731

          12.15 Incorporation of Recitals. The recitals hereto form an integral part of this Agreement and are hereby incorporated by reference as fully as if they were herein fully set forth.

     [The balance of this page was intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                              SERAGEN, INC.



                              By:  /s/ Reed R. Prior
                                   -----------------------
                              Name:    Reed R. Prior
                              Title:   Chairman and CEO

                              SERAGEN TECHNOLOGY, INC.

                              By:  /s/ Reed R. Prior
                                   -----------------------
                              Name:    Reed R. Prior
                              Title:   Chairman and CEO


                              TRUSTEES OF BOSTON UNIVERSITY



                              By:  /s/ Kenneth G. Condon
                                   -----------------------
                              Name:    Kenneth G. Condon
                              Title:   Treasurer


                              SERAGEN LLC



                              By:  /s/ Kenneth G. Condon
                                   -----------------------
                              Name:    Kenneth G. Condon
                              Title:   President and Treasurer


                              MARATHON BIOPHARMACEUTICALS, LLC



                              By:  /s/ Kenneth G. Condon
                                   -----------------------
                              Name:    Kenneth G. Condon
                              Title:   Manager

                              UNITED STATES SURGICAL CORPORATION



                              By:  /s/ Thomas R. Bremer
                                   -------------------
                                   Name: Thomas R. Bremer
                                   Title: Senior Vice President
                                          and General Counsel



                              /s/ Leon C. Hirsch
                              ------------------------
                              Leon C. Hirsch


                              /s/ Turi Josefsen
                              ------------------------
                              Turi Josefsen



                              /s/ Leon C. Hirsch
                              ------------------------
                              Gerald S. J. Cassidy



                              /s/ Loretta P. Cassidy
                              ------------------------
                              Loretta P. Cassidy



                              /s/ Reed R. Prior
                              ------------------------
                              Reed R. Prior



                              /s/ Jean C. Nichols, Ph.D.
                              ------------------------
                              Jean C. Nichols, Ph.D.



                              /s/ Elizabeth C. Chen
                              ------------------------
                              Elizabeth C. Chen

                              /s/ Robert W. Crane
                              ------------------------
                              Robert W. Crane


                              SHORELINE PACIFIC INSTITUTIONAL
                                FINANCE



                              By:  /s/ Harlan P. Kleiman
                                   ------------------------
                                   Harlan P. Kleiman
                                   President

                              LEHMAN BROTHERS INC.



                              By:  /s/ Fred Frank
                              ------------------------
                              Name:  Fred Frank
                              Title:  Vice Chairman


                              520 COMMONWEALTH AVENUE REAL ESTATE
                              CORP.



                              By:  /s/ Kenneth G. Condon
                                   -----------------------
                              Name:    Kenneth G. Condon
                              Title:   President


                              660 CORPORATION



                              By:  /s/ Kenneth G. Condon
                                   -----------------------
                              Name:    Kenneth G. Condon
                              Title:   Treasurer

                               LIST OF EXHIBITS

EXHIBIT A     Merger Agreement, dated May 11, 1998, by and between Seragen,
Inc., Ligand Pharmaceuticals Incorporated, and Knight Acquisition Corporation.